UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

FIRSTFED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Boulevard, Suite 850 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 405-7212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously reported, on January 6, 2010, FirstFed Financial Corp. (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”) filed a voluntary petition in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division, seeking relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code. Venue for the bankruptcy case was subsequently changed and it is now pending in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”), as Case No. 2:10-bk-12927-ER. As also previously reported, on November 13, 2012, the Bankruptcy Court entered an order confirming the proposed plan of reorganization filed with the Bankruptcy Court by the Company and Holdco Advisors L.P. (the “Plan”).

On January 2, 2013 (the “Effective Date”), the Plan became effective and the Company consummated its reorganization under the Bankruptcy Code. Pursuant to the Plan, all equity interests in the Company (including the Company’s common stock) that were outstanding prior to the Effective Date were automatically cancelled as of the Effective Date and the obligations of the Company with respect to such equity interests were discharged as of the Effective Date. Accordingly, the Company plans to file a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities and Exchange Act of 1934” with the Securities and Exchange Commission and will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.

Concurrent with the effectiveness of the Plan, the Company merged with and into FirstFed Capital, Inc., a Maryland corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP. (Registrant)

January 7, 2013	By:	/s/ CARL W. MCKINZIE
Carl W. McKinzie
Chief Executive Officer